MATEC Corporation and Subsidiaries                          Exhibit 11
Calculation of Earnings Per Share
(amounts in thousands, except per share data)

                                                  Three Months Ended
                                                  10/3/99   10/4/98
                                                  -------   -------
Net earnings (loss) from continuing operations ... $  166    $ (157)
Discontinued operations:
  Net earnings (loss) from operations ............      -        (5)
  Gain on sale ...................................     74       256
                                                   ------    ------
Net earnings ..................................... $  240    $   94
                                                   ======    ======

Calculation of basic earnings (loss) per share:
-----------------------------------------------
 Weighted-average shares .........................  2,670     2,717
                                                    =====     =====
 Basic earnings (loss) per common share:
   Continuing operations ......................... $  .06    $ (.06)
   Discontinued operations:
     Operations ..................................      -         -
     Gain on sale ................................    .03       .09
                                                   ------    ------
                                                   $  .09    $  .03
                                                   ======    ======

Calculation of diluted earnings (loss) per share:
-------------------------------------------------
Net earnings (loss) from continuing operations ... $  166    $ (157)
Plus: interest impact, net of tax from the assumed
      reduction of debt from the conversion of
      warrants ...................................      4         -
                                                   ------    ------
Adjusted net earnings (loss) from continuing
 operations ......................................    170      (157)
Discontinued operations:
  Net earnings (loss) from operations ............      -        (5)
  Gain on sale ...................................     74       256
                                                   ------    ------
Adjusted net earnings ............................ $  244    $   94
                                                   ======    ======

 Weighted average common shares outstanding ......  2,670     2,717
 Increase from the assumed:
  exercise of stock options and investment of the
   proceeds in treasury stock, based upon the
   average market prices (A) .....................     10         -
  conversion of warrants (A) .....................     85         -
                                                    -----     -----
 Adjusted weighted-average shares ................  2,765     2,717
                                                    =====     =====

MATEC Corporation and Subsidiaries                        Exhibit 11
Calculation of Earnings Per Share, continued
(amounts in thousands, except per share data)

                                                  Three Months Ended
                                                  10/3/99   10/4/98
                                                  -------   -------

 Diluted earnings (loss) per common share:
   Continuing operations ......................... $  .06   $ (.06)
   Discontinued operations:
     Operations ..................................      -        -
     Gain on sale ................................    .03      .09
                                                   ------   ------
                                                   $  .09   $  .03
                                                   ======   ======


(A) The dilutive effect of stock options and warrants was not considered in 1998 since the Company reported a loss from continuing operations.

MATEC Corporation and Subsidiaries                          Exhibit 11
Calculation of Earnings Per Share
(amounts in thousands, except per share data)

                                                  Nine Months Ended
                                                  10/3/99   10/4/98
                                                  -------   -------
Net earnings (loss) from continuing operations ... $ (223) $ 115 Discontinued operations:
  Net earnings from operations ...................      -      106
  Gain on sales ..................................    809      454
                                                   ------   ------
Net earnings ..................................... $  586   $  675
                                                   ======   ======

Calculation of basic earnings (loss) per share:
-----------------------------------------------
 Weighted-average shares .........................  2,692    2,733
                                                    =====    =====
 Basic earnings (loss) per common share:
   Continuing operations ......................... $ (.08)  $  .04
   Discontinued operations:
     Operations ..................................      -      .04
     Gain on sales ...............................    .30      .17
                                                   ------   ------
                                                   $  .22   $  .25
                                                   ======   ======

Calculation of diluted earnings (loss) per share:
-------------------------------------------------
 Weighted-average shares .........................  2,692    2,733
 Increase from assumed exercise of stock options
  and investment of proceeds in treasury stock,
  based upon the average market prices (A) (B) ...      -        1
                                                    -----    -----
 Adjusted weighted-average shares ................  2,692    2,734
                                                    =====    =====
 Diluted earnings (loss) per common share:
   Continuing operations ......................... $ (.08)  $  .04
   Discontinued operations:
     Operations ..................................      -      .04
     Gain on sales ...............................    .30      .17
                                                   ------   ------
                                                   $  .22   $  .25
                                                   ======   ======


(A) The dilutive effect of stock options and warrants was not considered in 1999 since the Company reported a loss from continuing operations.
(B) The dilutive effect of outstanding warrants to purchase 85,000 shares of common stock were not included in the 1998 computations since the exercise price was greater than the average market price of the common shares.